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                                                                    Exhibit 4.12

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                              POLAROID CORPORATION

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee

                     --------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of _____________, 1999

                     --------------------------------------


                          Providing for the Issuance of
                            Debt Securities in Series




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                                TABLE OF CONTENTS

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                                              ARTICLE ONE

                             Amendments of Certain Provisions of the Original Indenture

         SECTION 1.          Definitions.................................................................................1
         SECTION 2.          Documents Required for Issuance of Each Series of Securities
                                Other than Medium-Term Debt Securities...................................................2
         SECTION 3.          Supplemental Indentures With Consent of Holders.............................................2
         SECTION 4.          Maintenance of Office or Agency.............................................................2
         SECTION 5.          Notice of Redemption........................................................................2
         SECTION 6.          Subordination...............................................................................3
         SECTION 7.          Conversion..................................................................................9
         SECTION 8.          Form of Fixed Rate Security With or Without Optional Redemption
                               Provision for Convertible or Non-Convertible Senior or
                                Subordinated Debt Security..............................................................11
         SECTION 9.          Confirmation of Indenture..................................................................11
         SECTION 10.         Concerning the Trustee.....................................................................11
         SECTION 11.         Governing Law..............................................................................11
         SECTION 12.         Separability...............................................................................12
         SECTION 13.         Counterparts...............................................................................12


         Exhibit I           Form of Fixed Rate Security With or Without Optional Redemption Provision
                             for Convertible or Non-convertible Senior or Subordinated Debt Security
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                          SECOND SUPPLEMENTAL INDENTURE

         This SECOND SUPPLEMENTAL INDENTURE, dated as of ______ __, 1999 (the "Supplemental Indenture"), by and between POLAROID CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 784 Memorial Drive, Cambridge, Massachusetts 02139 and STATE STREET BANK AND TRUST COMPANY, as Trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of January 9, 1997 (the "Original Indenture," and, together with the Supplemental Indenture, the "Indenture"), to provide for the issuance by the Company from time to time of its unsecured debentures, notes or other evidence of indebtedness (the "Securities") to be issued in one or more series as provided in the Indenture;

         WHEREAS, the Company desires to enter into a supplemental indenture with the Trustee to provide for the issuance of Securities that are subordinate and junior in right of payment to its senior debt securities and that are convertible into shares of its common stock, par value $1.00 (the "Common Stock") pursuant to Section 10.1(5) of the Original Indenture;

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
for and in consideration of the premises stated herein and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities or series thereof, as follows:

                                   ARTICLE ONE

           AMENDMENTS OF CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

         SECTION 1. DEFINITIONS. (a) Unless otherwise defined herein, the capitalized terms used herein that are defined in the Original Indenture have the meanings assigned to them in the Original Indenture.

         (b) Section 1.1 of the Original Indenture is hereby amended by inserting the following definitions in the appropriate alphabetical order of the existing defined terms which are contained therein:

         "Conversion Agent" shall mean any Person authorized by the Company to facilitate the conversion of any Security which by its terms is convertible into any other security of the Company. Initially, the Conversion Agent shall be
_____________.

         "Senior Debt" shall mean, with respect to the Company, the principal, premium, if any, and interest on (i) all debt of the Company, whether outstanding on the date hereof or hereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets,


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                                                                               2

including securities, (ii) any debt of others of the kinds described in the preceding clause (i) for the payment of which the Company is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise and (iii) amendments, renewals, extensions and refundings of any such debt, unless in any instrument or instruments evidencing or securing such debt or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such debt is not superior in right of payment to the Securities of any series. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

         SECTION 2. DOCUMENTS REQUIRED FOR ISSUANCE OF EACH SERIES OF SECURITIES OTHER THAN MEDIUM-TERM DEBT SECURITIES. Section 2.2 (a) of the Original Indenture is hereby amended by renumbering the existing sub-paragraph (23) of
Section 2.2 (a) as sub-paragraph (25) and by inserting, preceding the renumbered sub-paragraph (25), new sub-paragraphs (23) and (24) as follows:

         "(23) whether the Securities are subordinated to any other security of the Company pursuant to the provisions of Article 15 or as otherwise specified on the Securities of such series;

         (24) whether the Securities are convertible into any other security of the Company pursuant to the provisions of Article 16 or as otherwise specified on the Securities of such series;"

         SECTION 3. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. Section
10.2 of the Original Indenture is hereby amended by renumbering sub-paragraphs
(3) and (4) as sub-paragraphs (4) and (5), respectively, and by inserting a new sub-paragraph (3) as follows:

         "(3) if the Outstanding Securities of any series are subordinated, to modify the subordination provisions contained in this Indenture in any matter that adversely affects the Holders thereof."

         SECTION 4. MAINTENANCE OF OFFICE OR AGENCY. Section 11.2 of the Original Indenture is hereby amended by inserting after the first sentence thereof a new second sentence as follows:

         "If the Securities of a series are convertible into any other security of the Company, the Company will maintain in each Place of Payment for such series an office, which may be an office of the Trustee, or agency where securities of that series may be presented or surrendered for conversion."

         SECTION 5. NOTICE OF REDEMPTION. Section 12.4 of the Original Indenture is hereby amended by:

         (1) replacing in the first sentence of Section 12.4 the number "30" in the existing sentence with the number "20" so that it reads as follows:


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                                                                               3

         "Notice of redemption shall be given not less than 20 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, as provided in Section 1.6." and

         (2) by inserting a new sentence after the first sentence of the second paragraph of Section 12.4 as follows:

         If the Securities of such series are convertible into other securities of the Company, the notice shall also state the conversion price, the last date on which the Securities may be converted prior to the Redemption Date, and that the Holders who wish to convert their Securities must comply with and satisfy all the terms, conditions and requirements for conversation as set forth in the Securities and/or this Indenture.

         SECTION 6. SUBORDINATION. The Original Indenture is hereby amended by inserting, immediately following Article 14 thereof, the following new Article 15:

                                   Article XV

                                  SUBORDINATION

         Section 15.1. SECURITIES SUBORDINATE TO SENIOR DEBT. The Company covenants and agrees, and each Holder of Securities of any series (or any Coupons appertaining thereto) by the Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 15, the indebtedness represented by the Securities of such series (or any Coupons appertaining thereto) and the payment of the principal of (and premium, if any) and interest on each and all of the Securities of such series (or any Coupons appertaining thereto) are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Debt of the Company, to the extent and in the manner herein set forth (unless a different manner is set forth in the Securities of such series, or any Coupons appertaining thereto). No provision of this Article 15 shall prevent the occurrence of any default or Event of Default hereunder.

         Section 15.2. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Debt of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Securities of any series (or any Coupons appertaining thereto); and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities of such series (or any Coupons appertaining thereto) or the Trustee would be entitled to receive from the Company, except for the provisions of this Article 15, shall be paid by the Company or by any receiver, trustee in


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                                                                               4

bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities of such series (or any Coupons appertaining thereto) or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, before any payment or distribution is made to the Holders of the Securities of such series (or any Coupons appertaining thereto) or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Debt of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Debt in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Debt.

         For purposes of this Article 15 only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities of any series (or any Coupons appertaining thereto) are so subordinated as provided in this Article 15. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in
Article 9 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or, the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 9.

         Section 15.3. PRIOR PAYMENT OF SENIOR DEBT UPON ACCELERATION OF SECURITIES. In the event that any of the Securities of any series (or any Coupons appertaining thereto) are declared due and payable before the Stated Maturity, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt or provision shall be made for such payment in cash, before the


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Holders of the Securities of such series (or any Coupons appertaining thereto)
are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities of such series (or any Coupons appertaining thereto)) by the Company on account of the principal of (or premium, if any) or interest on the Securities of such series (or any Coupons appertaining thereto) or on account of the purchase or other acquisition of Securities of such series (or any Coupons appertaining thereto).

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Securities of such series (or any Coupons appertaining thereto) prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Article 16 and the terms of any convertible Securities of any series set forth in an Officers' Certificate or established in one or more indentures supplemental hereto in accordance with Section 2.2(a), 2.2(b), 10.1(5) and 10.1(6) would be applicable.

         Section 15.4. NO PAYMENT WHEN SENIOR DEBT IN DEFAULT. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Debt of the Company, as the case may be, beyond any applicable grace period with respect thereto, or in the event that the maturity of any Senior Debt of the Company, as the case may be, has been accelerated because of a default, then, in any such case, no payment shall be made by the Company with respect to the principal, premium, if any, or interest on the Securities of any series (or any Coupons appertaining thereto) until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.4, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Debt and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Debt.

         Section 15.5. PAYMENT PERMITTED IN CERTAIN SITUATIONS. Nothing contained in this Article 15 or elsewhere in the Indenture or in any of the Securities of any series (or any Coupons appertaining thereto) shall prevent (a) the Company, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or any bankruptcy, insolvency, receivership or other proceedings of the Company referred to in Section 15.2 or under the conditions described in
Section 15.3 or Section 15.4,


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                                                                               6

from making payments at any time of principal of, or premium, if any, or interest on the Securities of such series, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, or premium, if any, or interest on the Securities of such series (or any Coupons appertaining thereto) or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this
Article 15.

         Section 15.6. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the rights of the Holders of Securities of any series (or any Coupons appertaining thereto) shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 15 (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities of such series (or any Coupons appertaining thereto) are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities of such series (or any Coupons appertaining thereto) shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of Securities of any series (or any Coupons appertaining thereto) or the Trustee would be entitled except for the provisions of this Article 15, and no payments over pursuant to the provisions of this Article 15 to or for the benefit of the holders of Senior Debt by Holders of Securities of such series (or any Coupons appertaining thereto) or the Trustee shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of Securities of such series (or any Coupons appertaining thereto), be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         Section 15.7. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article 15 are and are intended solely for the purpose of defining the relative rights of the Holders of Securities of any series (or any Coupons appertaining thereto) on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 15 or elsewhere in the Indenture or in the Securities of such series (or any Coupons appertaining thereto) is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of Securities of such series (or any Coupons appertaining thereto), the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article 15 of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of Securities of such series (or any Coupons appertaining thereto) the principal of (and premium, if any) and interest on, the Securities of such series (or any Coupons appertaining thereto) as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of Securities of such series (or any Coupons appertaining thereto) and creditors of the Company, as the case may be, other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Securities of such series (or any Coupons appertaining thereto) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to


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the rights, if any, under this Article 15 of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         Section 15.8. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of Securities of any series (or any Coupons appertaining thereto) by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 15 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         Section 15.9. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of Securities of any series (or any Coupons appertaining thereto), without incurring responsibility to the Holders of Securities of such series (or any Coupons appertaining thereto) and without impairing or releasing the subordination provided in this Article 15 or the obligations hereunder of the Holders of Securities of such series (or any Coupons appertaining thereto) to the holders of Senior Debt do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt, and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 15.10. NOTICE TO TRUSTEE. The Company shall give prompt written notice to a Responsible Trust Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of any Securities of any series (or any Coupons appertaining thereto) pursuant to the provisions of this Article 15. Notwithstanding the provisions of this Article 15 or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of any Securities of any series (or any Coupons appertaining thereto) pursuant to the provisions of this
Article 15, unless and until a Responsible Trust Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.3, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall have not received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Securities of any series (or any Coupons appertaining thereto)), then, anything herein


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                                                                               8

contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 7.3, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 15, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 15, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 15.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article 15, the Trustee, subject to the provisions of Section 7.3, and the Holders of Securities of any series (or any Coupons appertaining thereto) shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities of such series (or any Coupons appertaining thereto), for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 15.

         Section 15.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 15, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities of any series (or any Coupons appertaining thereto) or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 15 or otherwise.

         Section 15.13. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT, PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 15 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder.


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                                                                               9

         Nothing in this Article 15 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

         Section 15.14. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term 'Trustee' as used in this Article 15 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 15 in addition to or in place of the Trustee; PROVIDED, HOWEVER, that this Section
15.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 15.15. CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this Article 15 only, (a) the issuance and delivery of junior securities (or cash paid in lieu of fractional shares) upon conversion of Securities of any series (or any Coupons appertaining thereto) in accordance with Article 16, or pursuant to the terms set forth in an Officers' Certificate or established in one or more indentures supplemental hereto in accordance with Section 2.2(b) and 10.1, shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities of such series (or any Coupons appertaining thereto) or on account of the purchase or other acquisition of Securities of such series (or any Coupons appertaining thereto), and (b) the payment, issuance or delivery of cash, property or securities (other than Junior Securities and cash paid in lieu of fractional shares) upon conversion of a Securities of any series (or any Coupons appertaining thereto) shall be deemed to constitute payment on account of the principal of such Securities of such series (or any Coupons appertaining thereto). Nothing contained in this Article 15 or elsewhere in the Indenture or in the Securities of any series (or any Coupons appertaining thereto) is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of Securities of such series (or any Coupons appertaining thereto), the right, which is absolute and unconditional, of the Holder of any Securities of such series (or any Coupons appertaining thereto) to convert such Securities of such series (or any Coupons appertaining thereto) in accordance with Article 16 and the terms set forth in an Officers' Certificate or established in one or more indentures supplemental hereto in accordance with Section 2.2(b) and 10.1.

         Section 15.16. FORM OF SUBORDINATED SECURITIES. The Securities evidencing the fixed rate and subordinated indebtedness of the Company, as may be executed by the Company and delivered to the Trustee for authentication and delivered to, or upon the order of the Company, pursuant to the terms of the Indenture and this Article 15, shall be substantially in the form of Exhibit A.3 hereto.

         SECTION 7. CONVERSION. The Original Indenture is hereby amended by inserting, immediately following the new Article 15 thereof, the following the new Article 16:

                                 ARTICLE SIXTEEN

                                   CONVERSION

         Section 16.1. APPLICABILITY OF ARTICLE. Securities of any series which are designated as being convertible into any other security of the Company prior to their Stated Maturity shall be convertible in accordance with their terms and (except as otherwise specified pursuant to Section 2.1 for the Securities of such series) in accordance with this Article.

         Section 16.2. CONVERSION PRIVILEGE. A Holder of a Security of a series, which, by its terms, is convertible into any other security of the Company, may convert such Security at any time during the period and in the manner as is set forth in the terms of the Securities of that series. The number of shares or units of such other security issuable upon conversion of a Security shall be determined in the manner set forth in the terms of such Security.

         Section 16.3. CONVERSION PROCEDURE. To convert a Security, the Holder thereof must comply with and satisfy all of the terms, conditions and other requirements set forth in the terms of such Security. As soon as practicable, the Company shall deliver through the Conversion Agent a certificate for the number of shares or units of the Security issuable upon the conversion.

         Section 16.4. FRACTIONAL SHARES. The terms of the Securities shall set forth whether the Company will issue a fractional share or units of a security upon conversion of a Security or instead will deliver its check for the value of the fractional share or units of a security.

         Section 16.5. TAXES ON CONVERSION. The terms of the Security shall state whether the Company will pay any documentary, stamp or similar issue or transfer tax, due on the issue of shares or units of the security issuable and whether upon the conversion the Holder will be required to pay any such tax which is due because such shares or units are issued in a name other than that of such Holder.

         Section 16.6. COMPANY TO PROVIDE SECURITIES ISSUABLE UPON CONVERSION. The Company shall reserve or otherwise provide for a sufficient amount of its respective securities, free from preemptive rights, which would be issuable upon the conversion of the Securities, including reserving out of its respective authorized but unissued equity securities or its equity securities held in treasury enough shares of equity securities to permit the conversion of the Securities.

         All shares of equity securities which may be issued upon conversion of the Securities shall be fully paid and non-assessable.

         The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares or units of its respective securities upon conversion of Securities and will endeavor to list such shares or units on any national securities exchange on which such shares or units are listed.

         Section 16.7. ADJUSTMENTS. The terms of the Securities shall set forth the nature of mechanics for and notice of any adjustments in the number or price of securities of the Company issuable upon conversion of the Securities.

         Section 16.8. VALUATION. The terms of the Securities shall set forth the method or methods for valuing the securities of the Company issuable upon conversion of the Securities.

         Section 16.9. REORGANIZATION OF COMPANY. The terms of the Securities shall set forth the rights, if any, of the Holders to, convert their Securities in the event that the Company is a party to a transaction subject to Article 9 or a merger which reclassifies or changes its outstanding Securities into which the Securities are convertible.

         Section 16.10. TRUSTEE'S DISCLAIMER. The Trustee has no duty to determine when an adjustment under this Article or the terms of the Securities should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities issued upon conversion of Securities. The Trustee shall not be responsible for the failure of the Company to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

         Section 16.11. FORM OF CONVERTIBLE SECURITIES. The Securities evidencing the convertible indebtedness of the Company, as may be executed by the Company and delivered to the Trustee for authentication and delivered to, or upon the order of the Company, pursuant to the terms of the Indenture and this
Article 16, shall be substantially in the form of Exhibit A.3 hereto.

         SECTION 8. FORM OF FIXED RATE SECURITY WITH OR WITHOUT OPTIONAL REDEMPTION PROVISION FOR CONVERTIBLE OR NON-CONVERTIBLE SENIOR OR SUBORDINATED DEBT SECURITY. Exhibit A.3 to the Original Indenture is hereby amended and replaced in its entirety by a new Exhibit A.3. which is in the form of Exhibit I to this Supplemental Indenture.

         SECTION 9. CONFIRMATION OF INDENTURE. The Original Indenture, as modified, supplemented and superseded by this Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. References herein to the Indenture shall be deemed to be to the Original Indenture, as modified supplemented and superseded by this Supplemental Indenture.

         SECTION 10. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

         SECTION 11. GOVERNING LAW. This Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 12. SEPARABILITY. In case any provision in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 13. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         [THE REST OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY; THE SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       POLAROID CORPORATION,



                                       By:
                                          -----------------------------
                                       Name:
                                       Title:



Attest:


-----------------------------
Name:
Title:

                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee,



                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

                                        Exhibit I to this Supplemental Indenture
--------------------------------------------------------------------------------
                                                                     Exhibit A.3

    FORM OF FIXED RATE SECURITY WITH OR WITHOUT OPTIONAL REDEMPTION PROVISION
     FOR CONVERTIBLE OR NON-CONVERTIBLE SENIOR OR SUBORDINATED DEBT SECURITY

                           (Form of Face of [Note](1)/)

         [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](2)/

                              POLAROID CORPORATION

                     % [Convertible] [Subordinated] Note due

No.: ______________                                      CUSIP No.: ____________
                                                          $_____________________

         POLAROID CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum of Dollars, at the office or agency of the Company designated for such purpose, on _____________, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payments of public and private debts, and to pay interest, semi-annually on and _____________ of each year, on said principal sum at said office or agency, in like coin or currency, at the rate of _____% per annum, from the _____________ or the _____________, as the case maybe, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in

--------

(1)/ BRACKETED REFERENCES TO "NOTE" OR "NOTES" SHOULD BE CHANGED TO REFLECT THE DESIGNATION OF THE SERIES OF SECURITIES BEING ISSUED.

(2)/ THE BRACKETED LANGUAGE IS TO BE INCLUDED IF THE NOTES ARE INCLUDED WITHIN DTC'S BOOK-ENTRY SYSTEM.

which case from the date of this Note, or unless no interest has been paid on the Notes (as defined on the reverse hereof), in which case from until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after __________ or __________ as the case may be, and before the following or __________, this Note shall bear interest from such or __________, PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such __________ or __________, then this Note shall bear interest from the next preceding __________ or __________ to which interest has been paid, or, if no interest has been paid on the Notes, from __________. The interest so payable on any __________ or will subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this
Note is registered at the close of business on such __________ or __________, as the case may be, next preceding such __________ or, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes not less than 10 days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                      POLAROID CORPORATION



                                      By:
                                          ---------------------------------
                                      Name:
                                      Title:

                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.



                                      STATE STREET BANK AND TRUST

                                      COMPANY, as Trustee



                                       By:
                                          ---------------------------------
                                           Authorized Signatory

                           (Form of Reverse of Note )

         This Note is one of a duly authorized issue of [convertible][subordinated] unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Notes"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of January 9, 1997 (hereinafter called the "Original Indenture" ), duly executed and delivered by the Company to State Street Bank and Trust Company, a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts, as trustee (hereinafter called the "Trustee"), and, as supplemented by a Supplemental Indenture dated as of February 17, 1999 (the "First Supplemental Indenture") and by second supplemental indenture dated as of _______, 1999 (the "Second Supplemental Indenture" and, together with the First Supplemental Indenture and Original Indenture, the "Indenture"), duly executed and delivered by the Company to the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Notes. The Notes may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "___ % [Convertible][Subordinated] Notes due ____" of the Company issued under the Indenture, limited in aggregate principal amount to $_____________.

         In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series to be affected; PROVIDED, HOWEVER, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date) or affect adversely affect the terms of conversion; (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; (vi) modify the subordination provisions of the Indenture in any matter that adversely affects the holder of each outstanding Security; or (vii) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby.

         It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of the Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         [The Notes shall be subordinate and junior on right of payment to the prior payment in full of all Senior Debt of the Company to the extent and in the manner set forth in Article 15 of the Indenture. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.](3)/

         The Indenture permits the Company to discharge its obligations with respect to the Notes on the first day following the satisfaction of the conditions set forth in the Indenture, which include the irrevocable deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

------------------
(3)/ THE BRACKETED LANGUAGE IS TO BE INCLUDED IF THE NOTES ARE SUBORDINATED.

         If the Company shall, in accordance with Section 9.1 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note , all on the terms set forth in the Indenture.

         The Notes are issuable in registered form without coupons in denominations of $1,000 or any integral multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City and State of New York.

         The Notes may be redeemed as a whole, or from time to time in part, at the option of the Company at any time upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of the Notes at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed in percentages of the principal amount), together in each case with accrued interest to the date fixed for redemption.

                  If redeemed during the twelve-month period beginning

                     YEAR                            [PERCENTAGE] (4)/
                     ----                            ---------------

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, the City and State of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Note.

         No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or

----------------

(4)/ BRACKETED LANGUAGE TO BE INCLUDED IN NOTES REDEEMABLE AT THE OPTION OF THE COMPANY.

upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         [Subject to and upon compliance with Article 16 of the Indenture, the Holder of this Note has the right, exercisable at anytime prior to the date this
Note is called for redemption by the Company, if applicable, and subject to limited exceptions specified in the Indenture, to convert the principal amount hereof (or any portion thereof that is an integral multiple of the principal amount of one Note) into that number of fully paid and non-assessable shares of common stock, par value $1.00 (the "Common Stock"), of the Company obtained by dividing the principal amount of the Notes to be converted by the conversion price for such Note pursuant to the terms of the Indenture (the "Conversion Price") in effect on the date set for the conversion of such Note (the "Conversion Date") for such Note pursuant to the terms of the Indenture. The initial Conversion Price is $____ per share of Common Stock. The Conversion Price is subject to adjustment as described in the Indenture. All conversion price and conversion provision calculations shall be made to the nearest 1/100 of a cent (with 1/200 of a cent being rounded upward) or to the nearest 1/10,000 of a share (with 1/200 of a share being rounded upward), as the case may be.

         To convert all or a portion of this Note, a Holder must (a) complete and sign an irrevocable notice of election to convert substantially in the form attached hereto as Schedule 1 (the "Conversion Notice") and deliver such Conversion Notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. Except as provided below, accrued but unpaid interest will not be paid in cash on Notes that are converted by a Holder into Common Stock, nor will such accrued interest be converted into additional shares of Common Stock, but such accrued interest will be deemed to be paid in full and then returned by the Holder to the Company as partial consideration for the Common Stock received upon conversion. Holders of Notes at the close of business on a Regular Record Date will be entitled to receive the interest payable on such Notes (except that holders of Notes called for redemption on a redemption date between such record date and the Interest Payment Date shall not be entitled to receive such interest on such Interest Payment Date) on the corresponding Interest Payment Date notwithstanding the conversion of such Notes following such Regular Record Date and prior to such Interest Payment Date. However, Notes surrendered for conversion during the period between the close of business on any regular record date and the opening of business on the corresponding Interest Payment Date (except Notes called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest payable on such Notes on such Interest Payment Date. A Holder of Notes on a Regular Record Date who (or whose transferee) tenders any such Notes for conversion into shares of Common Stock on such Interest Payment Date will receive the interest payable by the Company on such Notes on such date, and the converting Holder need not include payment of the amount of such interest upon surrender of Notes for conversion. The Company will make no payment or allowance for dividends on the shares of Common Stock issued upon conversion.

         No fractional shares will be issued upon conversion but a cash payment shall be made by the Company in lieu of such fractional interest. The outstanding principal amount of any Note shall be reduced by the principal amount thereof converted into shares of Common Stock or other shares of common stock of the Company.

         The Company's delivery upon conversion of the fixed number of shares of Common Stock of the Company into which the Notes are convertible (together with cash in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at the stated maturity date, or at the date of redemption, if any Notes are subject to redemption, of the portion of Notes so converted and any unpaid interest accrued on such Notes at the time of such conversion.](5)/

         Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

-----------------

(5)/ THE BRACKETED LANGUAGE IS TO BE INCLUDED IF THE NOTES ARE TO BE CONVERTIBLE INTO SHARES OF THE COMPANY'S COMMON STOCK.

                                                                      Schedule 1


                          NOTICE OF ELECTION TO CONVERT

         If you want to elect to have all Notes represented by this Note converted by the Company into _____ shares of common stock, par value $1.00 per share, of the Company pursuant to Section 16.3 of the Indenture, please check the box below:

         / /      Convert all Notes represented by this Note pursuant to
                  Section 16.3

         If you want to elect to have only part Notes represented by this Note converted by the Company into _____ shares of common stock, par value $1.00 per share, of the Company pursuant to Section 16.3 of the Indenture, state the amount you elect to have converted:

         $
          -----------


                                         Your Signature:
                                                        ------------------------
                                             (SIGN EXACTLY AS YOUR NAME APPEARS
                                             ON THE FACE OF THIS NOTE)

                                         Tax Identification No.:
                                                                ----------------

                                         Date:
                                              ----------------------------------


Signature Guarantee:
                    ------------------